CONSENT OF INDEPENDENT AUDITOR


We hereby consent to the incoporation by reference in this Registration Statement on Form N-1A of our report dated April 28, 2000, relating to the financial statements and financial highlights which appears in the March 31, 2000 Annual report to Shareholders of Vintage Mutual Funds, Inc. which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights", "Financial Statements", and "Independent Auditors" in such Registration Statement.




PricewaterhouseCoopers, LLP
New York, New York
July 26, 2000